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                                                                 EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Bay Apartment Communities, Inc. on Form S-3 (File No. 333-____) of our report dated January 24, 1997, except for note 14 for which the date is March 7, 1997, on our audits of the consolidated financial statements and financial statement schedule of Bay Apartment Communities, Inc. as of December 31, 1996 and 1995, and for the two years in the period ended December 31, 1996, the period from March 17, 1994 to December 31, 1994, and the period January 1, 1994 to March 16, 1994, for the Greenbriar Group, which report is included in the 1996 Annual Report on Form 10-K, of our reports dated March 18, 1997, on our audits of the Historical Summary of Revenues and Direct Operating Expenses of Rancho Penasquitos Racquet Club for the year ended December 31, 1996, the Historical Summary of Revenues and Direct Operating Expenses of The Village Apartments for the year ended December 31, 1996, the Historical Summary of Revenues and Direct Operating Expenses of Banbury Cross Apartments for the year ended December 31, 1996, and the Historical Summary of Revenues and Direct Operating Expenses of Villa Serena Apartments for the year ended December 31, 1996, which are included in the Current Report on Form 8-K dated April 18, 1997, of our report dated March 18, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Genesee Gardens Apartments for the year ended December 31, 1996, which is included in the Current Report on Form 8-K/A dated April 18, 1997, of our report dated June 2, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Regency Apartments for the year ended December 31, 1996, and of our report dated June 2, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Amador Oaks Apartments for the year ended December 31, 1996, which reports are included in the Current Report on Form 8-K dated August 14, 1997, of our report dated September 6, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Park Apartments for the year ended December 31, 1996, and of our report dated September 6, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Lakeside Apartments for the year ended December 31, 1996, which reports are included in the Current Report on Form 8-K dated September 4, 1997, and of our report dated August 29, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Gallery Place Apartments for the year ended December 31, 1996, and of our report dated September 18, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Landing West Apartments for the year ended December 31, 1996, which reports are included in the Current Report on Form 8-K dated September 23, 1997. We also consent to the reference to our firm under the caption "Experts".

                                        /s/ Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.

San Francisco, California
October 29, 1997